UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 6, 2007

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2007, Senesco Technologies, Inc. (the “Company”) entered into a License Agreement (the “Agreement”) with Monsanto Company (“Monsanto”) under which Monsanto will exclusively license the rights to the Company’s proprietary gene technology for use in Corn and Soybeans. The financial terms of the Agreement are structured such that the Company will receive an upfront payment and additional payments for the achievement of certain success-bound development milestones, as well as commercialization royalties. In addition, the Company shall also receive a royalty-free, non-exclusive license to any improvements made on the gene technology by Monsanto in the area of crops which are specifically identified in the Agreement. The Agreement shall remain in full force and effect until the last of the patents underlying the Agreement expires. Finally, the Agreement may be terminated by Monsanto upon sixty (60) days written notice.

A copy of the Agreement will be filed as an exhibit to the Company’s annual report on Form 10-K. On August 9, 2007, the Company issued a press release announcing the Agreement. A copy of this press release is furnished as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Senesco Technologies, Inc. dated August 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: August 9, 2007	By:	/s/ Bruce Galton
Name: Bruce Galton
Title: President and Chief Executive Officer